WBT HOLDINGS LLC
                           999 PEACHTREE STREET, N.E.
                                   SUITE 2100
                             ATLANTA, GEORGIA 30309



                                February 7, 1997



Mr. Gilbert M. Rosenthal, Chairman
Special Committee of the Board of Directors
  of American Filtrona Corporation
c/o MedOutcomes, Inc.
3301 Rosedale Avenue
Richmond, VA 23230


Dear Gilbert:

                  WBT Holdings LLC ("WBT Holdings") is pleased to make the proposal to acquire American Filtrona Corporation ("AFC") set forth in this letter of intent. Upon its acceptance by AFC, this letter of intent will signify the intentions of the parties to negotiate in good faith to attempt to agree upon and execute a definitive Agreement and Plan of Merger (the "Merger Agreement") consistent with the terms and conditions contained herein and to obtain approval of the shareholders of AFC to the Merger Agreement. Except for the provisions of paragraphs 7, 12 and 13 hereof (which are intended to be binding and enforceable), this letter is not intended to constitute a contract or an offer to enter into a contract, nor to be binding upon either of the parties, nor to create any legal obligations or rights in any party with respect to any of the matters set forth herein.

                  1. Form of Transaction. The Walter Bunzl family trusts (the "WB Trusts") would transfer all of their AFC shares to WBT Holdings, all of whose stock is owned by the WB Trusts. AFC would enter into an agreement and plan of merger (the "Merger Agreement") with WBT Holdings and WB Acquisition Corp., a wholly-owned subsidiary of WBT Holdings ("Newco"), pursuant to which at the closing Newco would merge with and into AFC (the "Merger"). In the Merger, the outstanding shares of Newco capital stock would be canceled or converted into shares of AFC common stock, and the outstanding shares of AFC capital stock, other than the shares held by WBT Holdings, would be converted into the right to receive the consideration described in paragraph 2 below.



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Mr. Gilbert M. Rosenthal
February 7, 1997
Page 2



                  2. Consideration. On the terms and conditions set forth in the Merger Agreement, each outstanding share of AFC capital stock (other than AFC shares held by WBT Holdings) automatically would be converted into a right to receive $46.52 in cash (the "Merger Consideration"). The Merger Agreement will specify that (i) each stock option outstanding immediately before the Merger shall be converted into the right to receive a cash amount equal to the difference between the Merger Consideration and the exercise price of such option and (ii) currently outstanding performance share awards for periods ending Dec. 31, 1996 were earned in accordance with their terms with respect to 36,000 shares of AFC stock.

                  3. Payment of Merger Consideration. On or after the effective date of the Merger, the Merger Consideration and the option payments would be payable by a bank acting as exchange agent upon surrender to the exchange agent by each such shareholder of his or her certificates representing shares of AFC capital stock and by each option holder of his or her option agreements.

                  4. Interim Operations. Until the closing of the Merger Agreement, AFC shall be operated solely in the ordinary course with no dividends or distributions in respect of AFC's capital stock (other than regular quarterly dividends payable on or before the closing date), and, except as contemplated by and scheduled in the Merger Agreement, no major capital expenditures, bonuses, severance agreements or other adjustments to compensation, except normally scheduled changes, and no changes in capital structure, shall be paid or made without approval of Newco.

                  5. Due Diligence. From and after the date hereof, Newco and its lenders or their representatives will be provided with full access to AFC's books, records and premises upon reasonable notice to AFC and during regular business hours and also will be provided with copies of financial statements, tax returns, agreements and other materials as requested, which shall be kept confidential pursuant to the confidentiality agreement referred to in paragraph 12 below. Bunzl plc shall have the opportunity to review the financial condition, results of operations, business and prospects of the bonded fibers business of AFC (which will be purchased by Bunzl plc as described in and subject to paragraph 8) to the extent reasonably necessary in the circumstances with such limits as appropriate in light of the competitive relationship between AFC and Bunzl plc. All information received by Bunzl plc shall be subject to the confidentiality agreement referred to in paragraph 12 below. The parties' obligation to execute the Merger Agreement is subject to the satisfactory completion of such due diligence and to AFC's review of the provisions (including the purchase price) contained in the Fibers Sale Agreement (as defined in paragraph
         8). AFC will be


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Mr. Gilbert M. Rosenthal
February 7, 1997
Page 3



         provided a complete final draft of the Fibers Sale Agreement, including the pricing provisions, at least 48 hours prior to the scheduled execution of the Merger Agreement, during which period there will be a scheduled meeting of the AFC Special Committee and Board of Directors to act upon the Merger Agreement; provided, however, that AFC will enter into an agreement, as to which Bunzl plc will be a third party beneficiary, providing that, until the Merger Agreement is executed,
         (i) it will hold the terms and provisions of the Fibers Sale Agreement secret and confidential and neither it nor any of its representatives or advisors will disclose any of the terms or provisions of the Fibers Sale Agreement to any party other than AFC and its representatives and advisors, and (ii) neither it nor any of its advisors or representatives will use the Fiber Sales Agreement or any terms or provisions thereof for any purpose except the evaluation of the Merger Agreement from the standpoint of AFC and its shareholders.

                  6. Certain Fees. Newco and AFC each shall pay its own fees and expenses and those of its attorneys, agents and advisers. AFC shall not be obligated to any investment adviser, investment broker, finder or broker in connection with the proposed acquisition except for AFC's obligations to Goldman, Sachs & Co. pursuant to a letter dated June 28, 1996. AFC shall not pay or become obligated to pay any fee to or expenses of any competing bidder for AFC or any significant part of its assets or business.

                  7. Exclusivity. From February 7, 1997 until the earlier of execution of the Merger Agreement or termination of this letter of intent pursuant to paragraph 8, AFC will not, and will not permit any of its officers, directors, employees, financial advisors, agents or other representatives or those of its subsidiaries to, solicit, initiate or have any, or any further, discussions or negotiations with any party other than WBT Holdings and Bunzl plc with respect to any merger, acquisition, takeover proposal or offer for AFC or its shares or any significant portion of its business or assets, however structured or to be effected, or furnish any information concerning AFC or its businesses or assets to any party other than WBT Holdings or Bunzl plc with respect to any such acquisition or takeover proposal.

                  8. Merger Agreement. AFC, WBT Holdings and Newco will negotiate in good faith to agree upon the provisions of the Merger Agreement on the basis set forth in this proposal. The Merger Agreement shall contain usual and customary representations and warranties (and supporting disclosures), agreements and conditions pending closing and other matters typically found in agreements relating to transactions of this type, size and complexity and otherwise satisfactory to the parties in form and


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Mr. Gilbert M. Rosenthal
February 7, 1997
Page 4



         substance. The Merger Agreement shall be executed and delivered as soon as possible, and in no event later than February 28, 1997. If the parties have not executed a Merger Agreement by February 28, 1997, all obligations of the parties under this letter of intent (except those obligations provided in paragraph 12 and 13) shall terminate automatically as of a termination time specified by either party in a notice to the other party given not less than 48 hours prior to such termination time. The Merger Agreement will be conditioned upon execution of a definitive agreement between Newco and Bunzl plc for sale of the assets of the bonded fibers business of AFC to Bunzl plc for cash (the "Fibers Sale Agreement"), which Agreement shall be attached as an Exhibit to the Merger Agreement. Without limiting the foregoing, the Merger Agreement shall provide for the following:

                           (a) Receipt by AFC of an opinion from Goldman, Sachs
                  & Co. at the time of execution of the Merger Agreement, and not withdrawn before the closing thereunder, that the Merger consideration is fair to AFC shareholders.

                           (b) Approval by the Board of Directors of AFC of the
                  Merger and, subject to subparagraph (e) below, recommendation by the Board that the AFC shareholders approve the Merger.

                           (c) Approval of the Merger by holders of more than
                  two-thirds of the outstanding stock of AFC at a shareholders meeting to be duly called and held.

                           (d) After execution and prior to termination of the
                  Merger Agreement, neither AFC nor its officers, directors, financial advisors or agents shall at any time solicit or encourage (including by way of furnishing information) any merger, acquisition, asset acquisition or takeover proposal or offer or engage in any discussions or negotiations relating thereto, unless the Board of Directors of AFC concludes in good faith, after receiving the advice of its counsel, that the failure to take such action would violate the fiduciary obligations of the directors of AFC under applicable law.

                           (e) The Board of Directors of AFC shall have a
                  "fiduciary out," permitting it to terminate the Merger Agreement because of its receipt of a higher competing proposal at any time that the Board concludes, in good faith, after receiving the advice of its counsel, that such action is in the best interests of AFC and its shareholders.



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Mr. Gilbert M. Rosenthal
February 7, 1997
Page 5



                           (f) If the Board of Directors exercises its fiduciary
                  out, AFC shall be obligated as follows:

                                    (i) AFC shall pay to WBT Holdings the
                  expenses incurred by WBT Holdings and Bunzl plc in connection with the Merger Agreement and the Fibers Sale Agreement, up to a maximum of 1% of the product of the Merger Consideration multiplied by the total number of shares of outstanding AFC stock, within three business days after receipt by AFC of a statement specifying such expenses; and

                                    (ii) if any proposal for a merger,
                  acquisition, takeover proposal or offer for AFC or its shares of any significant portion of its assets or businesses, however structured or to be effected, is consummated on or before February 28, 1998, AFC shall pay to WBT Holdings a fee equal to 2% of the product of the Merger Consideration multiplied by the total number of shares of outstanding AFC stock, within three business days after such consummation.

                           (g) The Merger Agreement shall contain customary
                  conditions to the obligations of Newco to proceed, including without limitation the following, and the other special conditions set forth below:

                                    (i) Stay bonuses and severance agreements
                  for employees will be limited to those approved by the Compensation Committee and Special Committee, as reported to WBT Holdings on July 26, 1996.

                                    (ii) The employment termination arrangement
                  with John Morgan will provide for a severance payment (in lieu of all salary and bonuses payable after the closing and all additional accruals or contributions that would be payable after the closing with respect to his interests under the Pension Plan, SERP and 401(k) Plan and, except as provided herein, in lieu of continued participation in welfare plans) of $800,000, and (y) AFC's continuing until December 31, 1999 to provide Mr. Morgan participation, as a retiree, in AFC's medical insurance plan (if available thereunder) on the same contributory basis as now in effect; provided, however, that Mr. Morgan will pay any premiums in excess of $9,000 for such coverage during 1997 through 1999. Mr. Morgan will enter into a non-competition agreement for a period of three (3) years with respect to the bonded fibers business providing for a payment of $400,000 to be made at closing and a


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Mr. Gilbert M. Rosenthal
February 7, 1997
Page 6



                  noncancelable agreement to consult with Bunzl plc with respect to the bonded fiber business for a period of two (2) years providing for payments of $200,000 per year, both containing terms satisfactory to Bunzl plc and Mr. Morgan. AFC will hold Mr. Morgan harmless from the application of the golden parachute and excise tax provisions of Section 280G and 4999 of the Internal Revenue Code of 1986, as amended, respectively. This will include indemnification of Mr. Morgan for any excise tax obligations and any federal, state or local income, employment-related and excise tax obligations related to indemnification payments.

                                    (iii) The accuracy of warranties and
                  representations of AFC regarding AFC, its financial condition, operations, business, assets, liabilities and prospects.

                                    (iv) The absence of any material adverse
                  change in the financial condition, results of operations, business or prospects of AFC from that reflected in its June 30, 1996 financial statements.

                                    (v) The receipt of any necessary
                  governmental or contractual consents to the consummation of the Merger and the Fibers Sale Agreement so that the surviving corporation in the Merger or Bunzl plc, as applicable, can continue to use all of AFC's significant assets, including software and other contract rights, following the Merger.

                                    (vi) Satisfaction of all conditions in
                  Newco's financing commitments (which conditions shall be satisfactory to AFC) in the form attached as an Exhibit to the Merger Agreement that are not within the control of Newco and affiliates, all of which Newco agrees to use its best commercial efforts to have satisfied.

                                    (vii) Satisfaction of all conditions in the
                  Fibers Sale Agreement (which conditions shall be satisfactory to AFC) in the form attached as an Exhibit to the Merger Agreement that are not within the control of Newco and its affiliates, all of which Newco agrees to use its best commercial efforts to have satisfied.

                                    (viii) Relevant filings being made and
                  waiting periods expiring under the Hart-Scott-Rodino Act (as defined below).



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Mr. Gilbert M. Rosenthal
February 7, 1997
Page 7



                  9. Shareholder Approval. Following execution of the Merger Agreement, subject to paragraph 8(e), the Board of Directors of AFC shall:

                           (a) proceed promptly to call a special meeting of its
                  shareholders, to be held as soon as practicable, for the purpose of voting on the transactions contemplated herein;

                           (b) recommend approval by AFC's shareholders of the
                  transactions contemplated herein; and

                           (c) use its best commercial efforts to solicit
                  sufficient proxies to obtain such approval.

         In connection therewith, AFC shall prepare a proxy statement and other related proxy materials containing all information required by Rule 13e-3 under the Securities Exchange Act of 1934, all of which will be distributed to AFC's shareholders, and Newco and WBT Holdings shall prepare and file with the SEC all required documents, including documents complying with rules applicable to "going private transactions" as defined in Rule 13e-3.

                  10. Hart-Scott Filings. Promptly after the execution of the Merger Agreement, AFC, Newco and Bunzl plc will cooperate with each other in the preparation of all filings with respect to the transactions contemplated herein required to be made with the Federal Trade Commission (the "FTC") and the Department of Justice under the Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act"). In the event that the FTC or the Department of Justice requires any additional information with respect to the transactions, AFC, Newco and Bunzl plc will cooperate with each other in promptly obtaining and preparing such information and delivering it to the FTC and the Department of Justice.

                  11. Closing Date. The closing of the transactions contemplated hereby will take place at the offices of Hunton & Williams, Riverfront Plaza, Richmond, VA at 10:00 a.m. (local time) on the next business day following approval of the Merger Agreement by AFC's shareholders and satisfaction of all other conditions to the Merger, or at such other place, on such other date and at such other time as the parties may mutually agree.

                  12. Confidentiality. The WB Trusts, their affiliates, agents and advisors have entered into a Confidentiality Agreement agreeing that all of the information that


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Mr. Gilbert M. Rosenthal
February 7, 1997
Page 8



         AFC or its agents and advisors shall provide to the WB Trusts, their affiliates, agents and advisors concerning AFC or that is obtained by Newco or its agents or advisors from its examination of the facilities, records and personnel of AFC will be used solely for the purpose of the evaluation of the proposed acquisition of AFC. WBT Holdings and Newco will be bound by that Confidentiality Agreement. Also, Bunzl plc will execute a confidentiality agreement containing terms and provisions satisfactory to AFC and Bunzl plc. AFC, WBT Holdings and Bunzl plc agree that there be no public statement about this proposal or disclosure of it to customers of AFC or Bunzl plc save as mutually agreed or as required by applicable law or by any governmental or regulatory authority or securities exchange.

                  13. Fee and Expenses. If a definitive Merger consistent with the terms of this letter of intent is not executed on or before termination of this letter of intent pursuant to paragraph 8 hereof:

                                    (i) if AFC has received on or before that
                  date a higher competing proposal for a merger, acquisition, or takeover proposal or offer for AFC or its shares or any significant portion of its businesses or assets, however structured or to be effected, AFC shall pay to WBT an amount equal to the expenses incurred by WBT Holdings and Bunzl plc in connection with the proposed transactions contemplated by this letter of intent up to a maximum of 1% of the product of the Merger Consideration multiplied by the total number of outstanding shares of AFC stock, which amount shall be paid promptly after receipt by AFC of a statement specifying such expenses; and

                                    (ii) if any proposal for a merger,
                  acquisition or takeover proposal or offer for AFC or its shares or any significant portion of its assets or businesses, however structured or to be effected, is consummated on or before February 28, 1998, AFC shall pay to WBT Holdings, within three business days after such consummation, a fee equal to 2% of the product of the Merger Consideration multiplied by the total number of outstanding shares of AFC stock;

         provided, however, that no fee or expense shall be payable pursuant to this paragraph 13 if Goldman, Sachs & Co. is unable to provide a fairness opinion to the Special Committee regarding the Merger Consideration or if WBT terminates this letter of intent for any reason other than refusal of AFC to execute a definitive Merger Agreement consistent with the terms of this letter of intent.



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Mr. Gilbert M. Rosenthal
February 7, 1997
Page 9



                  14. Approval of Merger Agreement. The Merger Agreement effectuating this letter of intent is subject to approval by the Board of Directors of AFC.

                                       Yours truly,

                                       WBT Holdings LLC


                                       by:                /s/
                                            ----------------------------------
                                               Bennett L. Kight, President



                                       Accepted, this February 7, 1997

                                       Special Committee

                                       by:                /s/
                                           ------------------------------------
                                               Gilbert M. Rosenthal, Chairman


BLK/ph
Enclosure

cc:        Mr. Anthony Habgood
           Mr. Raymond C. Groth
           C. Porter Vaughan, III, Esquire
           Mr. David H. Coyle